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                                                                      EXHIBIT 11

                      COLUMBIA/HCA HEALTHCARE CORPORATION
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
       FOR THE QUARTERS AND NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                QUARTER         NINE MONTHS
                                            ----------------  ----------------
                                             1995     1994     1995     1994
                                            -------  -------  -------  -------
PRIMARY EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARE:
Earnings:
  Income before extraordinary item......... $   274  $   213  $   710  $   643
  Extraordinary loss on extinguishment of
   debt, net of income tax benefit.........      (7)     (23)    (103)    (115)
                                            -------  -------  -------  -------
    Net income............................. $   267  $   190  $   607  $   528
                                            =======  =======  =======  =======
Shares used in the computation (000):
  Weighted average common shares
   outstanding............................. 443,941  427,306  443,066  417,030
  Dilutive effect of common stock
   equivalents.............................   5,499    5,220    5,119    6,372
                                            -------  -------  -------  -------
    Shares used in earnings per common and
     common equivalent share computation... 449,440  432,526  448,185  423,402
                                            =======  =======  =======  =======
Primary earnings per common and common
 equivalent share:
  Income before extraordinary item......... $   .61  $   .49  $  1.58  $  1.52
  Extraordinary loss on extinguishment of
   debt....................................    (.02)    (.05)    (.23)    (.27)
                                            -------  -------  -------  -------
    Net income............................. $   .59  $   .44  $  1.35  $  1.25
                                            =======  =======  =======  =======
FULLY DILUTED EARNINGS PER COMMON AND
 COMMON EQUIVALENT SHARE:
Earnings:
  Income before extraordinary item......... $   274  $   213  $   710  $   643
  Interest add-back on convertible
   securities, net of income taxes.........       -        1        -        2
                                            -------  -------  -------  -------
  Income applicable to common stock........     274      214      710      645
  Extraordinary loss on extinguishment of
   debt, net of income tax benefit.........      (7)     (23)    (103)    (115)
                                            -------  -------  -------  -------
    Net income............................. $   267  $   191  $   607  $   530
                                            =======  =======  =======  =======
Shares used in the computation (000):
  Weighted average common shares
   outstanding............................. 443,941  427,306  443,066  417,030
  Dilutive effect of common stock
   equivalents and other dilutive
   securities..............................   5,677    6,417    5,502    7,590
                                            -------  -------  -------  -------
    Shares used in earnings per common and
     common equivalent share computation... 449,618  433,723  448,568  424,620
                                            =======  =======  =======  =======
Fully diluted earnings per common and
 common equivalent share:
  Income before extraordinary item......... $   .61  $   .49  $  1.58  $  1.52
  Extraordinary loss on extinguishment of
   debt....................................    (.02)    (.05)    (.23)    (.27)
                                            -------  -------  -------  -------
    Net income............................. $   .59  $   .44  $  1.35  $  1.25
                                            =======  =======  =======  =======

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